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                                                                      EXHIBIT 21


                          FIRST UNITED BANCSHARES, INC.
                                  Subsidiaries
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Name                                                                   Jurisdiction of Incorporation
----                                                                   -----------------------------
The First National Bank                                                      United States
of El Dorado, El Dorado
Arkansas

First United Trust Company, N.A.                                             United States
 El Dorado, Arkansas

City National Bank                                                           United States
of Fort Smith, Fort Smith
Arkansas

First National Bank                                                          United States
of Magnolia, Magnolia
Arkansas

Merchants and Planters Bank                                                  United States
N.A., Camden, Arkansas

Commercial Bank at Alma                                                      Arkansas
Alma, Arkansas

The Bank of North Arkansas                                                   Arkansas
Melbourne, Arkansas

First United Bank                                                            Arkansas
Stuttgart, Arkansas

City Bank & Trust of Shreveport                                              Louisiana
Shreveport, Louisiana

FirstBank                                                                    Texas
Texarkana, Texas

Fredonia State Bank                                                          Texas
Nacogdoches, Texas

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